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               Consent of Ernst & Young LLP, Independent Auditors

We consent to the references to our firm under the caption "Financial Highlights" in the Prospectus and "Financial Statements" in the Statements of Additional Information and to the incorporation by reference in this Post-Effective Amendment No. 45 to the Registration Statement (Form N-1A) (No. 2-57791) of Delaware Group State Tax-Free Income Trust of our report dated April 3, 2000, included in the 2000 Annual Report to shareholders.

/s/ Ernst & Young LLP
------------------------
    Ernst & Young LLP

Philadelphia, Pennsylvania
April 25, 2000

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                         Report of Independent Auditors

To the Shareholders and Board of Trustees
Delaware Group State Tax-Free Income Trust

We have audited the accompanying statements of net assets of Delaware Group State Tax-Free Income Trust (the "Trust") (comprised of Delaware Tax-Free Pennsylvania Fund, Delaware Tax-Free New Jersey Fund and Delaware Tax-Free Ohio
Fund) and the statements of assets and liabilities of Delaware Tax-Free New Jersey Fund and Delaware Tax-Free Ohio Fund as of February 29, 2000, and the related statements of operations for the year then ended, the statements of changes in net assets for each of the two years in the period then ended, and the financial highlights for each of the periods indicated therein. These financial statements and financial highlights are the responsibility of the Trust's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements and financial highlights. Our procedures included confirmation of securities owned as of February 29, 2000, by correspondence with the custodian and brokers. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of each of the respective funds constituting the Delaware Group State Tax-Free Income Trust at February 29, 2000, the results of their operations for the year then ended, the changes in their assets for each of the two years in the period then ended, and their financial highlights for each of the periods indicated therein, in conformity with accounting principles generally accepted in the United States.

/s/ Ernst & Young LLP
------------------------
    Ernst & Young LLP

Philadelphia, Pennsylvania
April 3, 2000